Exhibit 99.1

Pelthos Therapeutics Announces Fourth Quarter and Full Year 2025 Financial Results

ZELSUVMI™ net product revenue grew 28% Quarter over Quarter to $9.1 million, bringing total ZELSUVMI net product revenue to $16.2 million, for the period from the launch in July 2025 through December 31, 2025. Total revenue including licensing revenue was $16.8 million for 2025.

8,948 ZELSUVMI units prescribed by 2,712 unique prescribers for fiscal year 2025, with a 129% quarter over quarter increase in units dispensed, rising from 2,716 units in the third quarter of 2025 to 6,232 units in the fourth quarter of 2025.

Management will host a conference call today at 8:00 a.m. EDT

DURHAM, N.C., March 19, 2026 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos” or the “Company”), today announced its financial results for the fourth quarter and full year ended December 31, 2025, which can be found at the Financial Results section of the Company’s website at https://ir.pelthos.com/financial-info/financial-results.

Recent and Full Year 2025 Highlights

•ZELSUVMI, the first at home FDA-approved treatment for molluscum contagiosum (“MC”), a highly contagious viral skin infection that largely afflicts children, was launched in July 2025 and generated $16.2 million in net sales in the first two quarters of commercial operations, exceeding expectations.

•From the launch of ZELSUVMI in July 2025 through December 31, 2025, 8,948 units of ZELSUVMI were dispensed and were written by 2,712 unique prescribers. Quarter over quarter units of ZELSUVMI dispensed rose from 2,716 in the third quarter of 2025 to 6,232 in the fourth quarter of 2025, representing a 129% increase.

•In November 2025, we completed the acquisition of XEPI®, which added a complementary dermatology product to our portfolio. XEPI is a novel FDA-approved topical treatment for impetigo that addresses a critical unmet need in antibiotic-resistant skin infections caused by staph and strep infections, most commonly affecting children. Impetigo affects approximately 3 million people in the U.S. every year and is among the most common bacterial skin infections seen in pediatric offices.

•In November 2025, we closed an $18.0 million private convertible notes financing. This financing facilitated the purchase of and work to launch XEPI, accelerate the commercial rollout of ZELSUVMI and provided us with funds for general working capital purposes.

•In January 2026, we announced the acquisition of XEGLYZE® (abametapir) from Hatchtech Pty Ltd., an Australian biotech company. XEGLYZE is a novel, patent protected prescription medication indicated for the topical treatment of head lice infestation in patients 6 months of age and older. In the U.S., infestation with head lice is most common among preschool- and elementary-school age children and their household members and caretakers. An estimated 6 to 12 million infestations occur each year in the U.S. among children.

•In January 2026, we entered into a $50.0 million senior secured term loan facility, of which we drew $30.0 million at the close, with Horizon Technology Finance. The term loan provides us with the flexibility and resources to accelerate the commercialization of our portfolio and strengthens our balance sheet.

•Our cash balance as of December 31, 2025 was $18.0 million, which excludes the $30.0 million in term debt funding secured in January 2026, as set forth above. The cash balance is expected to support the current business plan, and the debt-based financing demonstrates the Company’s desire to be conscious of dilution and shareholder capital.

•As of December 31, 2025, we had 8.9 million shares outstanding on an as converted basis, which includes unconverted Series A and Series C Convertible Preferred Stock and approximately 3.2 million shares of common stock.

•We recently completed the previously announced expansion of the sales force, adding fourteen sales representatives in heretofore uncovered territories, bringing the nationwide total to 64 sales representatives.

Management Commentary

Scott Plesha, CEO of Pelthos commented, “We are delighted with the growth of ZELSUVMI in our second quarter of commercialization despite the seasonal reduction of patients seeking MC treatment during the fourth quarter. The launch metrics, including prescriptions, revenue growth, gross to net discounts and other financial results, have exceeded our expectations. We anticipate strong continued growth for ZELSUVMI in 2026 and with the capital raised with the issuance of the convertibles notes in November 2025 and the term debt issued in January 2026, we believe that our cash balance provides the runway to execute on our business plan.”

“In addition, the recent acquisition of XEPI and XEGLYZE have added two highly complementary products to our portfolio. FDA-approved XEPI and XEGLYZE each treat infectious skin conditions primarily impacting children, which aligns with the same target market as ZELSUVMI. This presents our sales reps and Pelthos with a synergistic opportunity to increase revenue by leveraging our current commercial relationships and infrastructure with de minimis additional SG&A. We believe we are well-positioned to capitalize on the large addressable markets and unmet needs presented by these three products and have the commercial infrastructure and experience to continue to grow ZELSUVMI and launch and grow XEPI and XEGLYZE.”

Fourth Quarter 2025 Financial Summary

•Our net product revenue for ZELSUVMI during the fourth quarter of 2025 was $9.1 million, as compared to $7.1 million in the third quarter of 2025, representing an approximate 28% increase in product revenue quarter over quarter.

•Our cost of goods sold was $1.7 million for the fourth quarter of 2025 as compared to $2.3 million in the third quarter of 2025. Excluding fair value adjustments related to finished goods and API inventory on hand at the time of the merger, as well as the write-off of API related to one out of specification API batch and previously capitalized process validation expenses, cost of goods sold was $0.1 million in the fourth quarter of 2025 and $0.4 million in the third quarter of 2025.

•Our SG&A expenses were $18.5 million for the fourth quarter of 2025, as compared to $19.6 million for the third quarter of 2025, representing a decrease in SG&A expenses of approximately 6% quarter over quarter. Excluding non-cash items, non-capitalized transaction expenses and royalty expenses, our adjusted SG&A declined from approximately $14.2 million for the third quarter of 2025 to $13.5 million for the fourth quarter of 2025, representing an approximate decline in adjusted SG&A expenses of 5% quarter over quarter.

•Our operating loss improved from a loss of approximately $15.4 million in the third quarter of 2025 to a loss of approximately $12.0 million in the fourth quarter of 2025, representing a clear step towards reaching positive cash flow and net income.

•Our adjusted EBITDA, netting out non-cash and non-capitalized transaction expenses, improved from a loss of approximately $11.5 million in the third quarter of 2025 to approximately $9.0 million in the fourth quarter of 2025, representing an improvement of approximately 22% quarter over quarter.

•Change in fair value of debt, related to the convertible note issued in November 2026, was $15.0 million in the fourth quarter of 2025. The Company analyzed the terms of the convertible notes and its embedded features concluding it appropriate to account for the convertible notes at fair value. Accordingly, the Company initially recognized the convertible notes at fair value and will subsequently measure the convertible notes at fair value with changes in fair value recorded in current period earnings.

•Income tax benefit of $6.9 million for the fourth quarter of 2025 related to the release of valuation allowance for historical deferred tax assets.

•See additional detail within the Summary Financial Statement tables and Non-GAAP Financial Information below.

Webcast and Conference Call

Management will host a conference call today at 8:00 am ET to discuss the Company’s fourth quarter and full year 2025 results. Interested parties may participate in the call by dialing:

(877) 451-6152 (Domestic)
(201) 389-0879 (International)
Conference ID: 13758894

The live webcast will be accessible in the Investors section of the Company’s website or by following the direct link:

https://viavid.webcasts.com/starthere.jsp?ei=1753536&tp_key=4e91699655

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Pelthos’ website.

About Pelthos Therapeutics

Pelthos Therapeutics is a commercial-stage biopharmaceutical company focused on building and advancing a portfolio of differentiated cutaneous infectious disease products that address unmet patient needs. ZELSUVMI™ (berdazimer) topical gel, 10.3%, the company’s lead product, is the first and only prescription therapy approved for use at home by patients, parents, and caregivers to treat Molluscum contagiosum. The company’s portfolio of assets includes XEPI® (ozenoxacin) Cream, 1%, a topical treatment for impetigo, and XEGLYZE® (abametapir), a topical treatment for head lice. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that our cash balance provides the runway to execute on our business plan; (ii) our belief that we will see continuing ZELSUVMI growth in 2026; (iii) the anticipated benefits of the acquisition of XEPI and that it will leverage our existing commercial and sales operations and provide additional opportunities to expand our revenue while benefiting from overhead cost synergies given XEPI’s complementary target market; (iv) our belief that Pelthos is well-positioned to capitalize on large addressable markets with ZELSUVMI, XEPI and XEGLYZE; (v) our belief that the exclusion of certain items in calculating Adjusted EBITDA and Adjusted COGs can provide a useful measure for period-to-period comparisons of our business; and (vi) our belief that Adjusted COGs provides useful information to investors in understanding and evaluating our operating results. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investors:
LifeSci Advisors, LLC
Mike Moyer, Managing Director
mmoyer@lifesciadvisors.com

Media:
KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072

Summary Financial Statements

Pelthos Therapeutics Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited) (in thousands)

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$17,973	$513
Accounts receivable, net	8,858	—
Inventory, net	23,574	—
Total current assets	53,410	1,369
Total assets	130,397	1,369

Accounts payable	$2,986	$1,897
Accrued expenses	15,364	—
Total current liabilities	25,993	4,083
Total liabilities	91,516	4,083
Total stockholders' equity (deficit)	38,881	(2,714)
Total liabilities and stockholders' equity (deficit)	130,397	1,369

Pelthos Therapeutics Inc.
Condensed Consolidated Statements of Operations (unaudited) (in thousands except share and per share data)

	Quarters Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue
Net product revenues	$9,094	$—	$16,206	$—
License and collaboration revenues	295	—	589	—
Total revenue	9,389	—	16,795	—
Operating expenses
Cost of goods sold	1,672	—	3,988	—
Selling, general and administrative	18,469	1,539	42,453	6,392
Research and development	374	285	1,228	1,179
Amortization of intangible assets	877	—	1,556	—
Total operating expenses	21,392	1,824	49,225	7,571
Operating loss	(12,003)	(1,824)	(32,430)	(7,571)
Other (expense) income
Interest expense	(1,314)	(108)	(3,012)	(786)
Impairment of intangible assets	(285)	—	(285)	—
Change in fair value of convertible debt	(14,984)	—	(14,984)	—
Interest income and other income	—	6	5	402
Total other (expense) income	(16,583)	(102)	(18,276)	(384)
Net loss before provision for income taxes	(28,586)	(1,926)	(50,706)	(7,955)
Provision for income taxes	(6,922)	—	(7,387)	—
Net loss and comprehensive loss	$(21,664)	$(1,926)	$(43,319)	$(7,955)

Net loss per common share - basic and diluted	$(6.87)	$(3.19)	$(23.04)	$(14.27)
Weighted average number of common shares outstanding during the period - basic and diluted	3,154,538	603,346	1,880,498	557,447

The table below sets forth the income statement for the third and fourth quarters of 2025. This table will be provided through the second quarter of 2026, after which this will be discontinued as the Company will have comparable year over year comparisons:

Pelthos Therapeutics Inc.
Condensed Consolidated Statements of Operations (unaudited) (in thousands except share and per share data)

	Quarters Ended
	December 31, 2025	September 30, 2025
Revenue
Net product revenues	$9,094	$7,112
License and collaboration revenues	295	294
Total revenue	9,389	7,406
Operating expenses
Cost of goods sold	1,672	2,316
Selling, general and administrative	18,469	19,628
Research and development	374	145
Amortization of intangible assets	877	679
Total operating expenses	21,392	22,768
Operating loss	(12,003)	(15,362)
Other (expense) income
Interest expense	(1,314)	(1,346)
Impairment of intangible assets	(285)	—
Change in fair value of convertible debt	(14,984)	—
Interest income and other income	—	5
Total other (expense) income	(16,583)	(1,341)
Net loss before provision for income taxes	(28,586)	(16,703)
Provision for income taxes	(6,922)	(465)
Net loss and comprehensive loss	$(21,664)	$(16,238)

Net loss per common share - basic and diluted	$(6.87)	$(5.30)
Weighted average number of common shares outstanding during the period - basic and diluted	3,154,538	3,061,488

Non-GAAP Financial Information

Adjusted EBITDA

To provide investors with additional information regarding the Company’s financial results, we have provided within this press release Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net loss adjusted to eliminate (i) stock-based compensation expense, (ii) intangible asset impairment, (iii) change in fair value of convertible debt;(iv) interest expense, (v) interest and other income, (vi) amortization of intangible assets, (vii) depreciation expense, and (viii) the provision for income taxes. We have provided a reconciliation below of Net Loss and Comprehensive Loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA.

We have included Adjusted EBITDA in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items from net loss in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business.

Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP

The following table presents a reconciliation of Net Loss and Comprehensive Loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Quarters Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss and comprehensive loss	$(21,664)	$(1,926)	$(43,319)	$(7,955)
Adjustments:
Stock-based compensation	1,799	450	5,461	1,560
Impairment of intangible asset	285	—	285	—
Change in fair value of convertible debt	14,984	—	14,984	—
Interest expense	1,314	108	3,012	786
Interest and other income	—	(6)	(5)	(402)
Amortization of intangible assets	877	—	1,556	—
Depreciation	340	—	729	—
Provision for income taxes	(6,922)	—	(7,387)	—
Adjusted EBITDA	$(8,987)	$(1,374)	$(24,684)	$(6,011)

Adjusted Cost of Goods Sold (“COGs”)

To provide investors with additional information regarding the Company’s financial results, we have provided within this press release Adjusted COGs, a non-GAAP financial measure. We define Adjusted COGs as Cost of Goods Sold adjusted to eliminate (i) expense related to inventory write down as a result of excess, obsolescence or scrap, and (ii) the inventory valuation step-up recognized in connection with the July 1, 2025 acquisition of LNHC Inc. We have provided a reconciliation below of Cost of Goods Sold, the most directly comparable GAAP financial measure, to Adjusted COGs.

We have included Adjusted COGs in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items from Cost of Goods Sold in calculating Adjusted COGs can provide a useful measure for period-to-period comparisons of our business.

The Company accounts for business acquisitions using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements (“ASC 820”), as of the acquisition date. As part of the July 1, 2025 acquisition of LNHC, Inc., the fair value of the inventory acquired was estimated using the top/down method that considers the estimated selling price, costs to complete, disposal costs, profit margin on disposal effort, and holding costs. Significant assumptions include management’s estimates for the selling price and the costs to be incurred related to the disposal effort of the inventory. The non-cash inventory valuation step-up from the acquisition of LNHC Inc. was recognized as an adjustment to Cost of Goods Sold in the periods presented.

Accordingly, we believe that Adjusted COGs provides useful information to investors in understanding and evaluating our operating results. Our use of Adjusted COGs has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of Cost of Goods Sold to Adjusted COGs for each of the periods indicated (in thousands):

	Quarters Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Cost of goods sold	$1,672	$—	$3,988	$—
Adjustments:
Write-off of inventory	(121)	—	(1,055)	—
ASC 805 Basis Step-Up	(1,433)	—	(2,502)	—
Adjusted COGs	$118	$—	$431	$—